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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 1, 2006

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

201 W. Lakeway
Suite 1100
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 1, 2006, Cordovano and Honeck LLP informed us that Cordovano and Honeck LLP resigned as our independent registered public accounting firm effective as of that date. On December 1, 2006, our board of directors accepted the resignation of Cordovano and Honeck LLP.

Cordovano and Honeck LLP's report on the financial statements as of and for the period from the date of inception on June 19, 1997 to July 31, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a “going concern opinion” provided with the overall audit opinion.

During the year ended April 30, 2006 through the date of resignation and through the date of our acceptance of Cordovano and Honeck LLP’s resignation, there were no disagreements with Cordovano and Honeck LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cordovano and Honeck LLP, would have caused Cordovano and Honeck LLP to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

On December 1, we delivered a copy of this report to Cordovano and Honeck LLP. Cordovano and Honeck LLP, issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Cordovano and Honeck LLP’s response is attached hereto as Exhibit 16.1.

On December 1, 2006, we engaged Michael J. Larson, LLC, an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our board of directors.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

16.1	Letter from Cordovano and Honeck LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG CAT ENERGY CORPORATION

Date:	December 1, 2006	By:	TIMOTHY BARRITT
Timothy Barritt
President, Principal Executive Officer and a
Member of the Board of Directors